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                                                                      EXHIBIT 21

                               SEMCO ENERGY, INC.

                              List of Subsidiaries
                         Exhibit 21 to Form 10-K (2003)

As of December 31, 2003, the subsidiaries of SEMCO Energy, Inc. (the Registrant) were:


-    Alaska Pipeline Company, an Alaska corporation

- NORSTAR Pipeline Company, Inc., an Alaska corporation (a subsidiary of Alaska Pipeline Company)

-    Aretech Information Services, Inc., a Michigan corporation

-    Hotflame Gas, Inc., a Michigan corporation

- EnStructure Corporation (formerly known as Sub-Surface Resources, Inc. and prior thereto, NATCOMM, Inc.), a Michigan corporation

- Flint Construction Company, a Georgia corporation (a subsidiary of EnStructure Corporation)

- Iowa Pipeline Associates, Inc., a Michigan corporation (a subsidiary of EnStructure Corporation)

- K & B Construction, Inc., a Kansas corporation (a subsidiary of Iowa Pipeline Associates, Inc.)

- Long's Underground Technologies, Inc., a Michigan corporation (a subsidiary of EnStructure Corporation)

- Sub-Surface Construction Co., a Michigan corporation (a subsidiary of EnStructure Corporation)

-    SEMCO Energy Ventures, Inc., a Michigan corporation

- SEMCO Arkansas Pipeline Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

- SEMCO Gas Storage Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

- SEMCO Pipeline Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

- Southeastern Development Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

- Southeastern Financial Services, Inc., a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)


Each of the above-listed companies does business only under its respective corporate name as indicated above, except as follows:

- SEMCO Energy, Inc. does business in Alaska under the name ENSTAR Natural Gas Company and in Michigan as SEMCO Energy Gas Company.

- Aretech Information Services, Inc. does business in Michigan under the name Arenet.net and Arenet.

- Flint Construction Company does business in Oklahoma and West Virginia under the name FCCO, Inc.

- Sub-Surface Construction Co. does business in Ohio under the name Sub Surface Gas Services and Main Construction Co.